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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF AZTAR CORPORATION

     Aztar Corporation has no parent corporation. In addition to the subsidiaries listed below, Aztar Corporation has nine other wholly-owned subsidiaries. The unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

                                                   JURISDICTION OF
                                                    INCORPORATION
                    NAME                           OR ORGANIZATION
                    ----                           ---------------
Adamar Garage Corporation                          Delaware
Adamar of Nevada                                   Nevada
Adamar of New Jersey, Inc.                         New Jersey
  dba Tropicana Casino and Resort
Atlantic-Deauville, Inc.                           New Jersey
Aztar Development Corporation                      Delaware
Aztar Indiana Gaming Corporation                   Indiana
  dba Casino Aztar Evansville
Aztar Missouri Gaming Corporation                  Missouri
  dba Casino Aztar Caruthersville
Hotel Ramada of Nevada                             Nevada
  dba Tropicana Resort and Casino
Ramada Express, Inc.                               Nevada
  dba Ramada Express Hotel and Casino
Ramada New Jersey, Inc.                            New Jersey
Ramada New Jersey Holdings Corporation             Delaware